EXHIBIT 99.1

FLEX ADDRESSES COVID-19 AND IMPACT ON ITS FOURTH QUARTER FISCAL 2020

San Jose, Calif., March 9, 2020 – Flex (NASDAQ: FLEX) today announced that as a result of the still-evolving COVID-19 situation, it expects fourth quarter fiscal 2020 results to be negatively impacted and the Company is not expected to meet its current guidance.

On January 30, 2020, Flex issued fourth quarter fiscal 2020 guidance excluding any potential impact from the COVID-19 outbreak, given that it was still early in a very fluid and dynamic situation. As stated on the earnings call, at the onset of the outbreak, Flex activated contingency plans and deployed response teams to take proactive steps with the purpose of protecting the health and safety of its workforce.

“Our cross-functional teams have done an amazing job returning more than 80% of our colleagues back to work, in a disciplined and safe manner. On behalf of the Flex leadership team, my sincere thanks to all my Flex colleagues for their commitment to safety and dedication to ramping up production at our China factories,” said Revathi Advaithi, Chief Executive Officer of Flex. “We are working intently with our supply chain partners and are well-integrated with our customers as we navigate the disruptions from this situation. I am confident that now more than ever, our focus on execution and our ability to move with speed at scale will enable us to navigate through these events with discipline.”

Flex will provide further information during its Investor and Analyst webcast on March 11, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to the expected impact of the COVID-19 outbreak on our fourth quarter fiscal year 2020 guidance. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. These risks include: that future revenues and earnings may not be achieved as expected; the challenges of effectively managing our operations, including our ability to control costs and manage changes in our operations; litigation and regulatory investigations and proceedings; compliance with legal and regulatory requirements; the possibility that benefits of the Company’s restructuring actions may not materialize as expected; that the expected revenue and margins from recently launched programs may not be realized; our dependence on a small number of customers; the impact of component shortages, including their impact on our revenues; geopolitical risk, including the termination and renegotiation of international trade agreements and trade policies, including the impact of tariffs and related regulatory actions; that recently proposed changes or future changes in tax laws in certain jurisdictions where we operate could materially impact our tax expense; the effects that the current macroeconomic environment could have on our business and demand for our products; the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations; and exposure to infectious disease and epidemics, including the effects of the COVID-19 outbreak on our business operations in geographic locations impacted by the outbreak and on the business operations of our customers and suppliers.

Additional information concerning these, and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are based on current expectations and Flex assumes no obligation to update these forward-looking statements.

About Flex

Flex (Reg. No. 199002645H) is the manufacturing partner of choice that helps a diverse customer base design and build products that improve the world. Through the collective strength of a global workforce across 30 countries and responsible, sustainable operations, Flex delivers technology innovation, supply chain, and manufacturing solutions to various industries and end markets. For more information, visit flex.com.

Contacts

Investors & Analysts

Katherine Chen

(408) 577-4037

Katherine.Chen@flex.com

Media & Press

Silvia Gianelli

(831) 359-0277

Silvia.Gianelli@flex.com